Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

QCR Holdings, Inc. Announces Net Income of $27.8 Million

for the Third Quarter of 2024

Third Quarter 2024 Highlights

•	Net income of $27.8 million, or $1.64 per diluted share

•	Adjusted net income of $30.3 million or $1.78 per diluted share (non-GAAP) resulting in an adjusted ROAA (non-GAAP) of 1.35%

•	Significant increase in net interest income of $3.6 million from the prior quarter, or 6%

•	Net interest margin expanded by 8 basis points to 3.34% adjusted NIM (TEY) (non-GAAP)

•	Continued strong capital markets revenue of $16.3 million

•	Tangible book value (non-GAAP) per share grew $2.35, or 20% annualized

•	TCE/TA ratio (non-GAAP) improved 24 basis points to 9.24%

Moline, IL, October 23, 2024 – QCR Holdings, Inc. (NASDAQ: QCRH) (the “Company”) today announced quarterly net income of $27.8 million and diluted earnings per share (“EPS”) of $1.64 for the third quarter of 2024, compared to net income of $29.1 million and diluted EPS of $1.72 for the second quarter of 2024.

Adjusted net income (non-GAAP) and adjusted diluted EPS (non-GAAP) for the third quarter of 2024 were $30.3 million and $1.78, respectively. For the second quarter of 2024, adjusted net income (non-GAAP) was $29.3 million and adjusted diluted EPS (non-GAAP) was $1.73. For the third quarter of 2023, adjusted net income (non-GAAP) was $25.4 million, and adjusted diluted EPS (non-GAAP) was $1.51.

	For the Quarter Ended
	September 30,	June 30,	September 30,
$ in millions (except per share data)	2024	2024	2023
Net Income	$27.8	$29.1	$25.1
Diluted EPS	$1.64	$1.72	$1.49
Adjusted Net Income (non-GAAP)*	$30.3	$29.3	$25.4
Adjusted Diluted EPS (non-GAAP)*	$1.78	$1.73	$1.51

*Adjusted non-GAAP measurements of financial performance exclude non-core and/or nonrecurring income and expense items that management believes are not reflective of the anticipated future operation of the Company’s business. The Company believes these adjusted measurements provide a better comparison for analysis and may provide a better indicator of future performance. See GAAP to non-GAAP reconciliations.

“We produced exceptional third quarter results, highlighted by our significant growth in net interest income and margin expansion. We also had another quarter of strong capital markets and wealth management revenue,” said Larry J. Helling, Chief Executive Officer. “In addition, we grew core deposits, maintained our excellent asset quality, and significantly increased our tangible book value per share.”

Net Interest Income Grew 6% and Net Interest Margin Expanded 8 Basis Points

Net interest income for the third quarter of 2024 totaled $59.7 million, an increase of $3.6 million from the second quarter of 2024, driven by strong growth in loans and investments combined with margin expansion. Loan yields increased and funding costs were stable. Loan discount accretion was $463 thousand during the third quarter of 2024, an increase of $195 thousand from the prior quarter.

Net interest margin (“NIM”) was 2.90% and NIM on a tax-equivalent yield (“TEY”) basis (non-GAAP) was 3.37% for the third quarter, as compared to 2.82% and 3.27% for the prior quarter, respectively. Adjusted NIM TEY (non-GAAP) of 3.34% for the third quarter of 2024, represented an increase of 8 basis points from 3.26% for the second quarter of 2024.

“Our adjusted NIM, on a tax equivalent yield basis (non-GAAP), expanded by 8 basis points from the second quarter to 3.34% and exceeded the upper end of our guidance range,” said Todd A. Gipple, President and Chief Financial Officer. “We are very pleased with another quarter of NIM expansion. Looking ahead, we anticipate continued growth in net interest income and are guiding to further fourth quarter adjusted NIM TEY (non-GAAP) expansion in a range of between 2 to 7 basis points.”

Strong Noninterest Income Including $16.3 Million of Capital Markets Revenue

Noninterest income for the third quarter of 2024 totaled $27.2 million, a decrease from $30.9 million in the second quarter of 2024. The Company delivered $16.3 million of capital markets revenue in the quarter compared to $17.8 million in the prior quarter. Capital markets revenue was impacted by a $473 thousand loss from the execution of our third securitization during the quarter, a more modest loss than our prior guidance. Wealth management revenue was $4.5 million for the quarter, a 17% annualized increase from the second quarter. Additionally, the Company recorded $2.2 million of income from bank-owned life insurance policy proceeds in the second quarter of 2024 which did not recur during the third quarter of 2024.

“Our capital markets business delivered strong results driven by the swap fees from our low-income housing tax credit (“LIHTC”) lending program. The demand for affordable housing remains strong, which supports the sustainability of our LIHTC lending program,” added Mr. Gipple. “Our LIHTC lending pipelines, and the associated capital markets revenue remain robust. Additionally, our wealth management business continues to grow from new client additions and increased assets under management as we expand our market share.”

During the third quarter, the Company executed a derivative strategy with a notional value of $410 million. These derivatives are designed to safeguard the Company’s regulatory capital ratios against the adverse effects of a significant decline in long-term interest rates. These derivatives are unhedged and are marked-to-market, with gains or losses recorded in noninterest income and reflected as a non-core item. For the quarter, the Company recorded a $414 thousand loss on these derivatives.

Well Controlled Noninterest Expenses of $53.6 Million Impacted by m2 Equipment Finance Decision

Noninterest expense for the third quarter of 2024 totaled $53.6 million, compared to $49.9 million for the second quarter and $51.1 million for the third quarter of 2023. The linked-quarter increase was primarily due to the previously announced one-time restructuring and goodwill impairment charges related to the decision to discontinue offering new loans and leases at m2 Equipment Finance, LLC (“m2”).

“Our core expenses, excluding m2 one-time charges, were $51.2 million, an increase of $1.3 million, and within our guidance range of $49 to $52 million.” said Mr. Gipple. The linked quarter increase in core expenses for the quarter was primarily driven by higher incentive compensation and advertising expenses. Year-to-date core noninterest expenses remain well controlled, having increased only 2% annually. Excluding the one-time charges and other non-core items, the Company’s adjusted efficiency ratio (non-GAAP) was 58.5% in the third quarter.

Strong Core Deposit Growth

During the third quarter of 2024, the Company generated strong deposit growth with core deposits increasing by $166.3 million, or 10.3% annualized, to $6.6 billion. “Year-to-date, core deposits have increased by $398.3 million, which is an annualized growth rate of 8.5%. This is a result of our dedication to expanding market share and building new relationships in our markets,” added Mr. Helling.

Continued Loan Growth

During the third quarter of 2024, the Company’s total loans and leases held for investment increased by $53.5 million to $6.7 billion. At quarter end, the Company held $165.9 million of LIHTC loans held for sale in anticipation of the Company’s next loan securitization.

“Our year-to-date total loan growth excluding the impact of the loans securitized during the third quarter, is 10.5% annualized which was just above our guidance range. Year-to-date loan growth, net of loans securitized, was 5.8% annualized”, added Mr. Helling. “With the continued strength of our markets and healthy pipeline, we are maintaining our loan growth target for the full year 2024 of 8% to 10%, prior to the loan securitizations closed in the third quarter and planned for in the fourth quarter.”

Asset Quality Remains Excellent

The Company’s nonperforming assets (“NPAs”) to total assets ratio was 0.39% on September 30, 2024, unchanged from the prior quarter. NPAs totaled $35.7 million at the end of the third quarter of 2024, a $1.2 million increase from the prior quarter.

The Company’s total criticized loans, a leading indicator of asset quality, declined by $15.3 million on a linked-quarter basis, and the ratio of criticized loans to total loans and leases as of September 30, 2024, improved to 2.20%, as compared to 2.41% as of June 30, 2024. This marks the fourth consecutive quarter of improvement, resulting in a $50 million reduction in total criticized balances.

The Company recorded a total provision for credit losses of $3.5 million during the quarter, representing a decline of $2.0 million from the prior quarter. The reduction in the provision for credit losses during the quarter was primarily due to overall credit quality improvements. Net charge-offs were $3.4 million during the third quarter of 2024, an increase of $1.8 million from the prior quarter. The increase in net charge offs primarily resulted from loans and leases at m2. The allowance for credit losses to total loans held for investment decreased to 1.30% from 1.33% as of the prior quarter.

Continued Strong Capital Levels and Outstanding Tangible Book Value Expansion

As of September 30, 2024, the Company’s tangible common equity to tangible assets ratio (“TCE”) (non-GAAP) increased to 9.24%. The improvement in TCE was driven by strong earnings and an increase in accumulated other comprehensive income (“AOCI”). The total risk-based capital ratio decreased to 13.87% and the common equity tier 1 ratio decreased to 9.79% due to sizable loan and investment growth partially offset by strong earnings. By comparison, these ratios were 9.00%, 14.21%, and 9.92%, respectively, as of June 30, 2024. The Company remains focused on growing its regulatory capital and targeting TCE (non-GAAP) in the top quartile of its peer group.

The Company’s tangible book value per share (non-GAAP) increased significantly by $2.35, or 20% annualized, during the third quarter of 2024. AOCI increased $12.1 million during the third quarter primarily due to declining interest rates. Tangible book value per share (non-GAAP) has grown by $5.19 year-to-date, for an annualized growth rate of nearly 16%. The combination of strong earnings, a modest dividend, and improved AOCI contributed to the improvement in tangible book value per share (non-GAAP).

Conference Call Details

The Company will host an earnings call/webcast tomorrow, October 24, 2024, at 10:00 a.m. Central Time. Dial-in information for the call is toll-free: 888-346-9286 (international 412-317-5253). Participants should request to join the QCR Holdings, Inc. call. The event will be available for replay through October 31, 2024. The replay access information is 877-344-7529 (international 412-317-0088); access code 4892655. A webcast of the teleconference can be accessed on the Company’s News and Events page at www.qcrh.com. An archived version of the webcast will be available at the same location shortly after the live event has ended.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny and Springfield communities through its wholly owned subsidiary banks. The banks provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994, Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001, Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016, Springfield First Community Bank, based in Springfield, Missouri, was acquired by the Company in 2018, and Guaranty Bank, also based in Springfield, Missouri, was acquired by the Company and merged with Springfield First Community Bank in 2022, with the combined entity operating under the Guaranty Bank name. Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. The Company has 36 locations in Iowa, Missouri, Wisconsin and Illinois. As of September 30, 2024, the Company had $9.1 billion in assets, $6.8 billion in loans and $7.0 billion in deposits. For additional information, please visit the Company’s website at www.qcrh.com.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “bode”, “predict,” “suggest,” “project”, “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should,” “likely,” “might,” “potential,” “continue,” “annualized,” “target,” “outlook,” as well as the negative forms of those words, or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local, state, national and international economies(including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics, acts of war or other threats thereof (including the ongoing conflict in the Middle East and the Russian invasion of Ukraine), or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board; (iv) changes in local, state and federal laws, regulations and governmental policies concerning the Company’s general business, including as a result of the upcoming 2024 presidential election or any changes in response to failures of other banks; (vi) increased competition in the financial services sector, including from non-bank competitors such as credit unions and “fintech” companies, and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) the economic impact of exceptional weather occurrences such as tornadoes, floods and blizzards; (xiii) fluctuations in the value of securities held in our securities portfolio; (xiv) concentrations within our loan portfolio, large loans to certain borrowers, and large deposits from certain clients; (xv) the concentration of large deposits from certain clients who have balances above current Federal Deposit Insurance Corporation insurance limits and may withdraw deposits to diversity their exposure; (xvi) the level of non-performing assets on our balance sheets; (xvii) interruptions involving our information technology and communications systems or third-party servicers; (xviii) breaches or failures of our information security controls or cybersecurity-related incidents, (xix) changes in the interest rates and prepayment rates of the Company’s assets, and (xx) the ability of the Company to manage the risks associated with the foregoing as well as anticipated. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

Contact:

Todd A. Gipple

President

Chief Financial Officer

(309) 743-7745

tgipple@qcrh.com

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023

	(dollars in thousands)
CONDENSED BALANCE SHEET

Cash and due from banks	$103,840	$92,173	$80,988	$97,123	$104,265
Federal funds sold and interest-bearing deposits	159,159	102,262	77,020	140,369	80,650
Securities, net of allowance for credit losses	1,146,046	1,033,199	1,031,861	1,005,528	896,394
Loans receivable held for sale (1)	167,047	246,124	275,344	2,594	278,893
Loans/leases receivable held for investment	6,661,755	6,608,262	6,372,992	6,540,822	6,327,414
Allowance for credit losses	(86,321)	(87,706)	(84,470)	(87,200)	(87,669)
Intangibles	11,751	12,441	13,131	13,821	14,537
Goodwill	138,596	139,027	139,027	139,027	139,027
Derivatives	261,913	194,354	183,888	188,978	291,295
Other assets	524,779	531,855	509,768	497,832	495,251
Total assets	$9,088,565	$8,871,991	$8,599,549	$8,538,894	$8,540,057

Total deposits	$6,984,633	$6,764,667	$6,806,775	$6,514,005	$6,494,852
Total borrowings	660,344	768,671	489,633	718,295	712,126
Derivatives	285,769	221,798	211,677	214,098	320,220
Other liabilities	181,199	180,536	184,122	205,900	184,476
Total stockholders' equity	976,620	936,319	907,342	886,596	828,383
Total liabilities and stockholders' equity	$9,088,565	$8,871,991	$8,599,549	$8,538,894	$8,540,057

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix: (2)
Commercial and industrial - revolving	$387,409	$362,115	$326,129	$325,243	$299,588
Commercial and industrial - other	1,321,053	1,370,561	1,374,333	1,390,068	1,381,967
Commercial and industrial - other - LIHTC	89,028	92,637	96,276	91,710	105,601
Total commercial and industrial	1,797,490	1,825,313	1,796,738	1,807,021	1,787,156
Commercial real estate, owner occupied	622,072	633,596	621,069	607,365	610,618
Commercial real estate, non-owner occupied	1,103,694	1,082,457	1,055,089	1,008,892	955,552
Construction and land development	342,335	331,454	410,918	477,424	472,695
Construction and land development - LIHTC	913,841	750,894	738,609	943,101	921,359
Multi-family	324,090	329,239	296,245	284,721	282,541
Multi-family - LIHTC	973,682	1,148,244	1,007,321	711,422	874,439
Direct financing leases	19,241	25,808	28,089	31,164	34,401
1-4 family real estate	587,512	583,542	563,358	544,971	539,931
Consumer	144,845	143,839	130,900	127,335	127,615
Total loans/leases	$6,828,802	$6,854,386	$6,648,336	$6,543,416	$6,606,307
Less allowance for credit losses	86,321	87,706	84,470	87,200	87,669
Net loans/leases	$6,742,481	$6,766,680	$6,563,866	$6,456,216	$6,518,638

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$18,621	$20,101	$14,442	$14,973	$16,002
Municipal securities	965,810	885,046	884,469	853,645	764,017
Residential mortgage-backed and related securities	53,488	54,708	56,071	59,196	57,946
Asset backed securities	10,455	12,721	14,285	15,423	16,326
Other securities	39,190	38,464	40,539	41,115	43,272
Trading securities (3)	58,685	22,362	22,258	22,368	-
Total securities	$1,146,249	$1,033,402	$1,032,064	$1,006,720	$897,563
Less allowance for credit losses	203	203	203	1,192	1,169
Net securities	$1,146,046	$1,033,199	$1,031,861	$1,005,528	$896,394

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$969,348	$956,445	$955,167	$1,038,689	$1,027,791
Interest-bearing demand deposits	4,715,087	4,644,918	4,714,555	4,338,390	4,416,725
Time deposits	942,847	859,593	875,491	851,950	788,692
Brokered deposits	357,351	303,711	261,562	284,976	261,644
Total deposits	$6,984,633	$6,764,667	$6,806,775	$6,514,005	$6,494,852

ANALYSIS OF BORROWINGS
Borrowings mix:
Term FHLB advances	$145,383	$135,000	$135,000	$135,000	$135,000
Overnight FHLB advances	230,000	350,000	70,000	300,000	295,000
Other short-term borrowings	2,750	1,600	2,700	1,500	470
Subordinated notes	233,383	233,276	233,170	233,064	232,958
Junior subordinated debentures	48,828	48,795	48,763	48,731	48,698
Total borrowings	$660,344	$768,671	$489,633	$718,295	$712,126

(1) Loans with a fair value of $165.9 million, $243.2 million, $274.8 million and $278.0 million have been identified for securitization and are included in LHFS at September 30, 2024, June 30, 2024, March 31, 2024 and September 30, 2023, respectively.

(2)  Loan categories with significant LIHTC loan balances have been broken out separately.  Total LIHTC balances within the loan/lease portfolio were $2.0 billion at September 30, 2024.

(3)  Trading securities consisted of retained beneficial interests acquired in conjunction with Freddie Mac securitizations completed by the Company.

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$125,420	$119,746	$115,049	$112,248	$108,568
Interest expense	65,698	63,583	60,350	56,512	53,313
Net interest income	59,722	56,163	54,699	55,736	55,255
Provision for credit losses	3,484	5,496	2,969	5,199	3,806
Net interest income after provision for credit losses	$56,238	$50,667	$51,730	$50,537	$51,449

Trust fees	$3,270	$3,103	$3,199	$3,084	$2,863
Investment advisory and management fees	1,229	1,214	1,101	1,052	947
Deposit service fees	2,294	1,986	2,022	2,008	2,107
Gains on sales of residential real estate loans, net	385	540	382	323	476
Gains on sales of government guaranteed portions of loans, net	-	12	24	24	-
Capital markets revenue	16,290	17,758	16,457	36,956	15,596
Earnings on bank-owned life insurance	814	2,964	868	832	1,807
Debit card fees	1,575	1,571	1,466	1,561	1,584
Correspondent banking fees	507	510	512	465	450
Loan related fee income	949	962	836	845	800
Fair value gain (loss) on derivatives and trading securities	(886)	51	(163)	(582)	(336)
Other	730	218	154	1,161	299
Total noninterest income	$27,157	$30,889	$26,858	$47,729	$26,593

Salaries and employee benefits	$31,637	$31,079	$31,860	$41,059	$32,098
Occupancy and equipment expense	6,168	6,377	6,514	6,789	6,228
Professional and data processing fees	4,457	4,823	4,613	4,223	4,456
Restructuring expense	1,954	-	-	-	-
FDIC insurance, other insurance and regulatory fees	1,711	1,854	1,945	2,115	1,721
Loan/lease expense	587	151	378	834	826
Net cost of (income from) and gains/losses on operations of other real estate	(42)	28	(30)	38	3
Advertising and marketing	2,124	1,565	1,483	1,641	1,429
Communication and data connectivity	333	318	401	449	478
Supplies	278	259	275	333	335
Bank service charges	603	622	568	761	605
Correspondent banking expense	325	363	305	300	232
Intangibles amortization	690	690	690	716	691
Goodwill impairment	432	-	-	-	-
Payment card processing	785	706	646	836	733
Trust expense	395	379	425	413	432
Other	1,128	674	617	431	814
Total noninterest expense	$53,565	$49,888	$50,690	$60,938	$51,081

Net income before income taxes	$29,830	$31,668	$27,898	$37,328	$26,961
Federal and state income tax expense	2,045	2,554	1,172	4,473	1,840
Net income	$27,785	$29,114	$26,726	$32,855	$25,121

Basic EPS	$1.65	$1.73	$1.59	$1.96	$1.50
Diluted EPS	$1.64	$1.72	$1.58	$1.95	$1.49

Weighted average common shares outstanding	16,846,200	16,814,814	16,783,348	16,734,080	16,717,303
Weighted average common and common equivalent shares outstanding	16,982,400	16,921,854	16,910,675	16,875,952	16,847,951

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

	For the Nine Months Ended
	September 30,	September 30,
	2024	2023

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$360,215	$301,162
Interest expense	189,631	135,892
Net interest income	170,584	165,270
Provision for credit losses	11,949	11,340
Net interest income after provision for credit losses	$158,635	$153,930

Trust fees	$9,572	$8,613
Investment advisory and management fees	3,544	2,812
Deposit service fees	6,302	6,169
Gains on sales of residential real estate loans, net	1,307	1,288
Gains on sales of government guaranteed portions of loans, net	36	30
Capital markets revenue	50,505	55,109
Securities losses, net	-	(451)
Earnings on bank-owned life insurance	4,646	3,352
Debit card fees	4,612	4,639
Correspondent banking fees	1,529	1,197
Loan related fee income	2,747	2,221
Fair value loss on derivatives and trading securities	(998)	(680)
Other	1,102	656
Total noninterest income	$84,904	$84,955

Salaries and employee benefits	$94,576	$95,560
Occupancy and equipment expense	19,059	18,242
Professional and data processing fees	13,893	12,048
Post-acquisition compensation, transition and integration costs	-	207
Restructuring expense	1,954	-
FDIC insurance, other insurance and regulatory fees	5,510	5,022
Loan/lease expense	1,116	2,034
Net cost of (income from) and gains/losses on operations of other real estate	(44)	(64)
Advertising and marketing	5,172	4,401
Communication and data connectivity	1,052	1,614
Supplies	812	921
Bank service charges	1,793	1,831
Correspondent banking expense	993	663
Intangibles amortization	2,070	2,222
Goodwill impairment	432	-
Payment card processing	2,137	1,820
Trust expense	1,199	983
Other	2,419	2,089
Total noninterest expense	$154,143	$149,593

Net income before income taxes	$89,396	$89,292
Federal and state income tax expense	5,771	8,589
Net income	$83,625	$80,703

Basic EPS	$4.97	$4.82
Diluted EPS	$4.94	$4.79

Weighted average common shares outstanding	16,814,787	16,731,847
Weighted average common and common equivalent shares outstanding	16,938,309	16,863,203

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

	As of and for the Quarter Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2024	2024	2024	2023	2023	2024	2023

	(dollars in thousands, except per share data)
COMMON SHARE DATA
Common shares outstanding	16,861,108	16,824,985	16,807,056	16,749,254	16,731,646
Book value per common share (1)	$57.92	$55.65	$53.99	$52.93	$49.51
Tangible book value per common share (Non-GAAP) (2)	$49.00	$46.65	$44.93	$43.81	$40.33
Closing stock price	$74.03	$60.00	$60.74	$58.39	$48.52
Market capitalization	$1,248,228	$1,009,499	$1,020,861	$977,989	$811,819
Market price / book value	127.81%	107.82%	112.51%	100.31%	98.00%
Market price / tangible book value	151.07%	128.62%	135.18%	133.29%	120.30%
Earnings per common share (basic) LTM (3)	$6.93	$6.78	$6.75	$6.78	$6.65
Price earnings ratio LTM (3)	10.68 x	8.85 x	9.00 x	8.61 x	7.30 x
TCE / TA (Non-GAAP) (4)	9.24%	9.00%	8.94%	8.75%	8.05%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Beginning balance	$936,319	$907,342	$886,596	$828,383	$822,689
Net income	27,785	29,114	26,726	32,855	25,121
Other comprehensive income (loss), net of tax	12,057	(368)	(5,373)	25,363	(19,415)
Common stock cash dividends declared	(1,012)	(1,008)	(1,008)	(1,004)	(1,003)
Other (5)	1,471	1,239	401	999	991
Ending balance	$976,620	$936,319	$907,342	$886,596	$828,383

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	13.87%	14.21%	14.30%	14.29%	14.48%
Tier 1 risk-based capital ratio	10.33%	10.49%	10.50%	10.27%	10.30%
Tier 1 leverage capital ratio	10.50%	10.40%	10.33%	10.03%	9.92%
Common equity tier 1 ratio	9.79%	9.92%	9.91%	9.67%	9.68%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	1.24%	1.33%	1.25%	1.54%	1.21%	1.27%	1.34%
Return on average total equity (annualized)	11.55%	12.63%	11.83%	15.42%	11.99%	12.00%	13.18%
Net interest margin	2.90%	2.82%	2.82%	2.90%	2.89%	2.85%	3.00%
Net interest margin (TEY) (Non-GAAP)(7)	3.37%	3.27%	3.25%	3.32%	3.31%	3.30%	3.37%
Efficiency ratio (Non-GAAP) (8)	61.65%	57.31%	62.15%	58.90%	62.41%	60.33%	59.78%
Gross loans/leases held for investment / total assets	73.30%	74.48%	74.11%	76.60%	74.09%	73.30%	77.36%
Gross loans/leases held for investment / total deposits	95.38%	97.69%	93.63%	100.41%	97.42%	95.38%	101.72%
Effective tax rate	6.86%	8.06%	4.20%	11.98%	6.82%	6.46%	9.62%
Full-time equivalent employees	976	988	986	996	987	976	987

AVERAGE BALANCES
Assets	$8,968,653	$8,776,002	$8,550,855	$8,535,732	$8,287,813	$8,765,913	$8,041,141
Loans/leases	6,840,527	6,779,075	6,598,614	6,483,572	6,476,512	6,739,773	6,288,343
Deposits	6,858,196	6,687,188	6,595,453	6,485,154	6,342,339	6,714,251	6,272,083
Total stockholders' equity	962,302	921,986	903,371	852,163	837,734	929,341	816,591

(1) Includes accumulated other comprehensive income (loss).

(2) Includes accumulated other comprehensive income (loss) and excludes intangible assets.  See GAAP to Non-GAAP reconciliations.

(3) LTM : Last twelve months.

(4) TCE / TCA : tangible common equity / total tangible assets.  See GAAP to non-GAAP reconciliations.

(5) Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.

(6) Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.

(7) TEY : Tax equivalent yield.  See GAAP to Non-GAAP reconciliations.

(8) See GAAP to Non-GAAP reconciliations.

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	September 30, 2024			June 30, 2024			September 30, 2023
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)
Fed funds sold	$12,596	$173	5.37%	$13,065	$183	5.54%	$21,526	$284	5.23%
Interest-bearing deposits at financial institutions	145,597	1,915	5.23%	80,998	1,139	5.66%	86,807	1,205	5.51%
Investment securities - taxable	381,285	4,439	4.64%	377,747	4,286	4.53%	344,657	3,788	4.38%
Investment securities - nontaxable (1)	760,645	10,744	5.65%	704,761	9,462	5.37%	600,693	6,974	4.64%
Restricted investment securities	42,546	840	7.73%	43,398	869	7.92%	43,590	659	5.91%
Loans (1)	6,840,527	116,854	6.80%	6,779,075	112,719	6.69%	6,476,512	103,428	6.34%
Total earning assets (1)	$8,183,196	$134,965	6.56%	$7,999,044	$128,658	6.46%	$7,573,785	$116,338	6.10%

Interest-bearing deposits	$4,739,757	$42,180	3.54%	$4,649,625	$40,924	3.54%	$4,264,208	$33,563	3.12%
Time deposits	1,164,560	13,206	4.51%	1,091,870	12,128	4.47%	999,488	10,003	3.97%
Short-term borrowings	2,485	32	5.07%	1,622	21	5.18%	1,514	20	5.28%
Federal Home Loan Bank advances	445,632	5,972	5.24%	464,231	6,238	5.32%	425,870	5,724	5.26%
Subordinated debentures	233,313	3,616	6.20%	233,207	3,582	6.14%	232,890	3,307	5.68%
Junior subordinated debentures	48,806	693	5.56%	48,774	688	5.58%	48,678	695	5.59%
Total interest-bearing liabilities	$6,634,553	$65,699	3.93%	$6,489,329	$63,581	3.93%	$5,972,648	$53,312	3.54%

Net interest income (1)		$69,266			$65,077			$63,026
Net interest margin (2)			2.90%			2.82%			2.89%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.37%			3.27%			3.31%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.34%			3.26%			3.28%

	For the Nine Months Ended
	September 30, 2024			September 30, 2023
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)
Fed funds sold	$15,196	$625	5.40%	$19,267	$741	5.14%
Interest-bearing deposits at financial institutions	106,195	4,254	5.35%	83,783	3,151	5.03%
Investment securities - taxable	377,538	12,986	4.57%	340,140	10,847	4.24%
Investment securities - nontaxable (1)	717,284	29,557	5.50%	599,070	19,892	4.43%
Restricted investment securities	41,348	2,383	7.57%	38,817	1,677	5.70%
Loans (1)	6,739,773	337,244	6.68%	6,288,343	285,136	6.06%
Total earning assets (1)	$7,997,334	$387,049	6.46%	$7,369,420	$321,444	5.83%

Interest-bearing deposits	$4,639,937	$122,207	3.52%	$4,099,789	$84,565	2.76%
Time deposits	1,121,508	37,679	4.49%	1,020,421	27,225	3.57%
Short-term borrowings	1,846	76	5.47%	3,588	152	5.66%
Federal Home Loan Bank advances	421,782	16,948	5.28%	311,740	11,898	5.03%
Subordinated debentures	233,207	10,678	6.10%	232,784	9,922	5.68%
Junior subordinated debentures	48,774	2,074	5.59%	48,646	2,129	5.77%
Total interest-bearing liabilities	$6,467,054	$189,662	3.91%	$5,716,968	$135,891	3.17%

Net interest income (1)		$197,387			$185,553
Net interest margin (2)			2.85%			3.00%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.30%			3.37%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.28%			3.34%

(1)  Includes nontaxable securities and loans.  Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.

(2)	See "Select Financial Data - Subsidiaries" for a breakdown of amortization/accretion included in net interest margin for each period presented.
(3)	TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023

	(dollars in thousands, except per share data)
ROLLFORWARD OF ALLOWANCE FOR CREDIT LOSSES ON LOANS/LEASES
Beginning balance	$87,706	$84,470	$87,200	$87,669	$85,797
Change in ACL for transfer of loans to LHFS	(1,812)	498	(3,377)	266	175
Credit loss expense	3,828	4,343	3,736	2,519	3,260
Loans/leases charged off	(3,871)	(1,751)	(3,560)	(3,354)	(1,816)
Recoveries on loans/leases previously charged off	470	146	471	100	253
Ending balance	$86,321	$87,706	$84,470	$87,200	$87,669

NONPERFORMING ASSETS
Nonaccrual loans/leases	$33,480	$33,546	$29,439	$32,753	$34,568
Accruing loans/leases past due 90 days or more	1,298	87	142	86	-
Total nonperforming loans/leases	34,778	33,633	29,581	32,839	34,568
Other real estate owned	369	369	784	1,347	120
Other repossessed assets	542	512	962	-	-
Total nonperforming assets	$35,689	$34,514	$31,327	$34,186	$34,688

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.39%	0.39%	0.36%	0.40%	0.41%
ACL for loans and leases / total loans/leases held for investment	1.30%	1.33%	1.33%	1.33%	1.39%
ACL for loans and leases / nonperforming loans/leases	248.21%	260.77%	285.55%	265.54%	253.61%
Net charge-offs as a % of average loans/leases	0.05%	0.02%	0.05%	0.05%	0.02%

INTERNALLY ASSIGNED RISK RATING (1) (2)
Special mention	$80,121	$85,096	$111,729	$125,308	$128,052
Substandard (3)	70,022	80,345	70,841	70,425	72,550
Doubtful (3)	-	-	-	-	-
Total Criticized loans (4)	$150,143	$165,441	$182,570	$195,733	$200,602

Classified loans as a % of total loans/leases (3)	1.03%	1.17%	1.07%	1.08%	1.10%
Total Criticized loans as a % of total loans/leases (4)	2.20%	2.41%	2.75%	2.99%	3.04%

(1) During the first quarter of 2024, the Company revised the risk rating scale used for credit quality monitoring.

(2) Amounts exclude the government guaranteed portion, if any.  The Company assigns internal risk ratings of Pass for the government guaranteed portion.

(3) Classified loans are defined as loans with internally assigned risk ratings of 10 or 11 (7 or 8 prior to January 1, 2024), regardless of performance, and include loans identified as Substandard or Doubtful.

(4) Total Criticized loans are defined as loans with internally assigned risk ratings of 9, 10, or 11 (6, 7, or 8 prior to January 1, 2024), regardless of performance, and include loans identified as Special Mention, Substandard, or Doubtful.

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
SELECT FINANCIAL DATA - SUBSIDIARIES	2024	2024	2023	2024	2023

	(dollars in thousands)
TOTAL ASSETS
Quad City Bank and Trust (1)	$2,552,962	$2,559,049	$2,433,084
m2 Equipment Finance, LLC	349,166	359,012	336,180
Cedar Rapids Bank and Trust	2,625,943	2,428,267	2,442,263
Community State Bank	1,519,585	1,531,109	1,417,250
Guaranty Bank	2,360,301	2,369,754	2,242,638

TOTAL DEPOSITS
Quad City Bank and Trust (1)	$2,205,465	$2,100,520	$1,973,989
Cedar Rapids Bank and Trust	1,765,964	1,721,564	1,722,905
Community State Bank	1,269,147	1,188,551	1,132,724
Guaranty Bank	1,778,453	1,791,448	1,722,861

TOTAL LOANS & LEASES
Quad City Bank and Trust (1)	$2,090,856	$2,107,605	$2,005,770
m2 Equipment Finance, LLC	353,259	363,897	341,041
Cedar Rapids Bank and Trust	1,743,809	1,736,438	1,750,986
Community State Bank	1,161,805	1,162,686	1,098,479
Guaranty Bank	1,832,331	1,847,658	1,751,072

TOTAL LOANS & LEASES / TOTAL DEPOSITS
Quad City Bank and Trust (1)	95%	100%	102%
Cedar Rapids Bank and Trust	99%	101%	102%
Community State Bank	92%	98%	97%
Guaranty Bank	103%	103%	102%

TOTAL LOANS & LEASES / TOTAL ASSETS
Quad City Bank and Trust (1)	82%	82%	82%
Cedar Rapids Bank and Trust	66%	72%	72%
Community State Bank	76%	76%	78%
Guaranty Bank	78%	78%	78%

ACL ON LOANS/LEASES HELD FOR INVESTMENT AS A PERCENTAGE OF LOANS/LEASES HELD FOR INVESTMENT
Quad City Bank and Trust (1)	1.49%	1.49%	1.50%
m2 Equipment Finance, LLC	4.11%	3.86%	3.52%
Cedar Rapids Bank and Trust	1.38%	1.44%	1.47%
Community State Bank	1.06%	1.14%	1.28%
Guaranty Bank	1.14%	1.16%	1.24%

RETURN ON AVERAGE ASSETS
Quad City Bank and Trust (1)	0.76%	0.88%	0.97%	0.81%	1.00%
Cedar Rapids Bank and Trust	2.52%	2.94%	2.28%	2.84%	2.95%
Community State Bank	1.46%	1.26%	1.38%	1.33%	1.43%
Guaranty Bank	1.28%	1.42%	1.23%	1.20%	1.07%

NET INTEREST MARGIN PERCENTAGE (2)
Quad City Bank and Trust (1)	3.50%	3.39%	3.37%	3.40%	3.36%
Cedar Rapids Bank and Trust	3.88%	3.75%	3.78%	3.80%	3.83%
Community State Bank	3.76%	3.72%	3.88%	3.74%	3.92%
Guaranty Bank (3)	3.12%	2.99%	3.06%	3.03%	3.22%

ACQUISITION-RELATED AMORTIZATION/ACCRETION INCLUDED IN NET INTEREST MARGIN, NET
Cedar Rapids Bank and Trust	$-	$-	$-	$-	$(8)
Community State Bank	(1)	(1)	(1)	(3)	69
Guaranty Bank	496	301	572	1,194	1,537
QCR Holdings, Inc. (4)	(32)	(32)	(32)	(97)	(97)

(1)  Quad City Bank and Trust amounts include m2 Equipment Finance, LLC, as this entity is wholly-owned and consolidated with the Bank.  m2 Equipment Finance, LLC  is also presented separately for certain (applicable) measurements.

(2)  Includes nontaxable securities and loans.  Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.

(3)  Guaranty Bank's net interest margin percentage includes various purchase accounting adjustments.  Excluding those adjustments, net interest margin (Non-GAAP) would have been 2.94% for the quarter ended September 30, 2024, 2.86% for the quarter ended June 30, 2024 and 2.97% for the quarter ended September 30, 2023.

(4)	Relates to the trust preferred securities acquired as part of the Guaranty Bank acquisition in 2017 and the Community National Bank acquisition in 2013.

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
GAAP TO NON-GAAP RECONCILIATIONS	2024	2024	2024	2023	2023

	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)

Stockholders' equity (GAAP)	$976,620	$936,319	$907,342	$886,596	$828,383
Less: Intangible assets	150,347	151,468	152,158	152,848	153,564
Tangible common equity (non-GAAP)	$826,273	$784,851	$755,184	$733,748	$674,819

Total assets (GAAP)	$9,088,565	$8,871,991	$8,599,549	$8,538,894	$8,540,057
Less: Intangible assets	150,347	151,468	152,158	152,848	153,564
Tangible assets (non-GAAP)	$8,938,218	$8,720,523	$8,447,391	$8,386,046	$8,386,493

Tangible common equity to tangible assets ratio (non-GAAP)	9.24%	9.00%	8.94%	8.75%	8.05%

(1) This ratio is a non-GAAP financial measure.  The Company's management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity.  In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders' equity and total assets, which are the most directly comparable GAAP financial measures.

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

GAAP TO NON-GAAP RECONCILIATIONS	For the Quarter Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
ADJUSTED NET INCOME (1)	2024	2024	2024	2023	2023	2024	2023

	(dollars in thousands, except per share data)
Net income (GAAP)	$27,785	$29,114	$26,726	$32,855	$25,121	$83,625	$80,703

Less non-core items (post-tax) (2):
Income:
Securities gains (losses), net	-	-	-	-	-	-	(356)
Fair value gain (loss) on derivatives, net	(542)	(145)	(144)	(460)	(265)	(830)	(537)
Total non-core income (non-GAAP)	$(542)	$(145)	$(144)	$(460)	$(265)	$(830)	$(893)

Expense:
Goodwill impairment	432	-	-	-	-	432	-
Post-acquisition compensation, transition and integration costs	-	-	-	-	-	-	164
Restructuring expense	1,544	-	-	-	-	1,544
Total non-core expense (non-GAAP)	$1,976	$-	$-	$-	$-	$1,976	$164

Adjusted net income (non-GAAP) (1)	$30,303	$29,259	$26,870	$33,315	$25,386	$86,431	$81,760

ADJUSTED EARNINGS PER COMMON SHARE (1)

Adjusted net income (non-GAAP) (from above)	$30,303	$29,259	$26,870	$33,315	$25,386	$86,431	$81,760

Weighted average common shares outstanding	16,846,200	16,814,814	16,783,348	16,734,080	16,717,303	16,814,787	16,731,847
Weighted average common and common equivalent shares outstanding	16,982,400	16,921,854	16,910,675	16,875,952	16,847,951	16,938,309	16,863,203

Adjusted earnings per common share (non-GAAP):
Basic	$1.80	$1.74	$1.60	$1.99	$1.52	$5.14	$4.89
Diluted	$1.78	$1.73	$1.59	$1.97	$1.51	$5.10	$4.85

ADJUSTED RETURN ON AVERAGE ASSETS AND AVERAGE EQUITY (1)

Adjusted net income (non-GAAP) (from above)	$30,303	$29,259	$26,870	$33,315	$25,386	$86,431	$81,760

Average Assets	$8,968,653	$8,776,002	$8,550,855	$8,535,732	$8,287,813	$8,765,913	$8,041,141

Adjusted return on average assets (annualized) (non-GAAP)	1.35%	1.33%	1.26%	1.56%	1.23%	1.31%	1.36%
Adjusted return on average equity (annualized) (non-GAAP)	12.60%	12.69%	11.90%	15.64%	12.12%	12.40%	13.35%

NET INTEREST MARGIN (TEY) (3)

Net interest income (GAAP)	$59,722	$56,163	$54,699	$55,736	$55,255	$170,584	$165,270
Plus: Tax equivalent adjustment (4)	9,544	8,914	8,377	7,954	7,771	26,803	20,283
Net interest income - tax equivalent (Non-GAAP)	$69,266	$65,077	$63,076	$63,690	$63,026	$197,387	$185,553
Less: Acquisition accounting net accretion	463	268	363	673	539	1,094	1,501
Adjusted net interest income	$68,803	$64,809	$62,713	$63,017	$62,487	$196,293	$184,052

Average earning assets	$8,183,196	$7,999,044	$7,807,720	$7,631,035	$7,573,785	$7,997,334	$7,369,420

Net interest margin (GAAP)	2.90%	2.82%	2.82%	2.90%	2.89%	2.85%	3.00%
Net interest margin (TEY) (Non-GAAP)	3.37%	3.27%	3.25%	3.32%	3.31%	3.30%	3.37%
Adjusted net interest margin (TEY) (Non-GAAP)	3.34%	3.26%	3.24%	3.29%	3.28%	3.28%	3.34%

EFFICIENCY RATIO (5)

Noninterest expense (GAAP)	$53,565	$49,888	$50,690	$60,938	$51,081	$154,143	$149,593

Net interest income (GAAP)	$59,722	$56,163	$54,699	$55,736	$55,255	$170,584	$165,270
Noninterest income (GAAP)	27,157	30,889	26,858	47,729	26,593	84,904	84,955
Total income	$86,879	$87,052	$81,557	$103,465	$81,848	$255,488	$250,225

Efficiency ratio (noninterest expense/total income) (Non-GAAP)	61.65%	57.31%	62.15%	58.90%	62.41%	60.33%	59.78%
Adjusted efficiency ratio (core noninterest expense/core total income) (Non-GAAP)	58.45%	57.19%	62.01%	58.57%	62.15%	59.16%	59.43%

(1)  Adjusted net income, adjusted earnings per common share, adjusted return on average assets and average equity are non-GAAP financial measures. The Company's management believes that these measurements are important to investors as they exclude non-core or non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods.In compliance with applicable rules of the SEC, these non-GAAP measures are reconciled to net income, which is the most directly comparable GAAP financial measure.

(2)  Non-core or non-recurring items (post-tax) are calculated using an estimated effective federal tax rate of 21% with the exception of goodwill impairment which is not deductible for tax.

(3)  Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.

(4)  Net interest margin (TEY) is a non-GAAP financial measure.  The Company's management utilizes this measurement to take into account the tax benefit associated with certain loans and securities.  It is also standard industry practice to measure net interest margin using tax-equivalent measures.   In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure.  In addition, the Company calculates net interest margin without the impact of acquisition accounting net accretion as this can fluctuate and it's difficult to provide a more realistic run-rate for future periods.

(5)  Efficiency ratio is a non-GAAP measure.  The Company's management utilizes this ratio to compare to industry peers.  The ratio is used to calculate overhead as a percentage of revenue.In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.